UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) October 1, 2008
Handleman Company

(Exact Name of Registrant as Specified in Its Charter)
Michigan

(State or Other Jurisdiction of Incorporation)

1-7923	38-1242806

(Commission File Number)	(IRS Employer Identification No.)

500 Kirts Boulevard, Troy, Michigan	48084-4142

(Address of Principal Executive Offices)	(Zip Code)
(248) 362-4400

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Agreement
SIGNATURES

Section 1. Registrant’s Business and Operations
Item 1.01 Entry into a Material Agreement
On October 1, 2008, Handleman Company’s Board of Directors approved a retention bonus plan for employees whom Handleman Company (“Handleman”) will retain through 2009 (“2009 Employees”). Handleman will pay the 2009 Employees up to 21.9% of their base salary. Handleman’s Board of Directors also approved the retention and completion bonus plan for employees whom Handleman will retain through 2010 (“2010 Employees”). Handleman will pay the 2010 Employees retention bonuses that range from $10,000 to $27,500 and completion bonuses that range from $15,000 to $30,000. Rozanne Kokko, Handleman’s Senior Vice President and Chief Financial Officer, who is the leader of the completion team, will receive a retention bonus of $90,000 and a completion bonus of $100,000. The bonuses for all employees are independent of the previously announced retention/severance bonuses. There are nine 2009 Employees. There are five 2010 Employees.
Forward-Looking Statements:
This Form 8-K may contain forward-looking statements that are not historical facts. These statements involve risks and uncertainties and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This Form 8-K should be read in conjunction with the “Forward-Looking Statements” section in Handleman Company’s 2008 Form 10-K (which sections are incorporated by reference herein) and in conjunction with other SEC reports filed by Handleman that disclose other factors that may cause Handleman’s actual results to differ materially. Handleman expressly disclaims any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDLEMAN COMPANY
Date: October 6, 2008	By:	/s/ Mark Albrecht
	Name:	Mark Albrecht
	Title:	Sr. Vice President, Human Resources and Organizational Behavior